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                                                                    EXHIBIT 99.2

                               NETWORK PLUS CORP.

                                 EXCHANGE OFFER
                               TO HOLDERS OF ITS
               13.5% SERIES A CUMULATIVE PREFERRED STOCK DUE 2009

                         NOTICE OF GUARANTEED DELIVERY

     As set forth in the Prospectus dated                     , 1998 (the
"Prospectus") of Network Plus Corp. (the "Company") under "The Exchange
Offer -- How to Tender" and in the Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by the Company to exchange up to 40,000 shares of its 13.5% Series A1 Cumulative Preferred Stock Due 2009 (the "New Preferred Shares") for 40,000 shares of its 13.5% Series A Cumulative Preferred Stock Due 2009, issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Original Preferred Shares"), this form or one substantially equivalent hereto must be used to accept the Exchange Offer of the Company if (i) certificates for the Original Preferred Shares are not immediately available; or (ii) time will not permit all required documents to reach the Exchange Agent (as defined below) on or prior to the Expiration Date (as defined in the Prospectus) of the Exchange Offer. Such form may be delivered by hand or transmitted by telegram, telex, facsimile transmission or letter to the Exchange Agent.

TO: American Stock Transfer Bank & Trust Company (the "Exchange Agent")

                                 By Facsimile:
                                  718-234-5001
                             Confirm by telephone:
                                  800-937-5449
                                  718-921-8200
                                    Address:
                                 40 Wall Street
                                   46th Floor
                               New York, NY 10005
                           Attn: Exchange Department

              DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN
            AS SET FORTH ABOVE OR TRANSMITTAL OF THIS INSTRUMENT TO
              A FACSIMILE OR TELEX NUMBER OTHER THAN AS SET FORTH
                  ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.
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LADIES AND GENTLEMEN:

     The undersigned hereby tenders to the Company, upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which are hereby acknowledged, the number of Original Preferred Shares set forth below pursuant to the guaranteed delivery procedure described in the Prospectus and the Letter of Transmittal.

                                                SIGN HERE
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Number of Original Preferred Shares Tendered:   Signature(s): _______________________________

_____________________________________________   _____________________________________________

Certificate Nos. (if available):                Please Print the Following Information:

_____________________________________________   Name(s): ____________________________________

Total Number of Original Preferred Shares:      _____________________________________________

_____________________________________________   Address: ____________________________________

Certificate Nos. (if available):                Area Code and Tel. No(s): ___________________

_____________________________________________   _____________________________________________

Account Number: _____________________________

Dated: ________________________________, 1998

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                                   GUARANTEE

     The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17A(d)-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that delivery to the Exchange Agent of certificates tendered hereby, in proper form for transfer, or delivery of such certificates pursuant to the procedure for book-entry transfer, in either case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other required documents, is being made within three trading days after the date of execution of a Notice of Guaranteed Delivery of the above-named person.

Name of Firm ___________________________________________________________________

Authorized Signature ___________________________________________________________

Number and Street or P.O. Box __________________________________________________

________________________________________________________________________________

City ______________________________ State ____________ Zip Code ________________

Area Code and Tel. No. _________________________________________________________

Dated: ________________________________, 1998